Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of BOA Acquisition Corp. II (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2026, as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of BOA Acquisition Corp. II, that to his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: August 26, 2026	By:	/s/ Benjamin A. Friedman
Benjamin A. Friedman
Chief Executive Officer and Chief Financial Officer
(Principal Executive, Financial and Accounting Officer)

Date: August 26, 2026	By:	/s/ Brian D. Friedman
Brian D. Friedman
Director, Chairman of the Board